Exhibit 10.1

AMENDMENT TO

LOCK-UP AGREEMENT

This Amendment to Lock-Up Agreement (this “Amendment”) is made and entered into as of December 11, 2023, by and between Clover Leaf Capital Corp., a Delaware corporation (together with its successors, the “Purchaser”), Yntegra Capital Investments LLC, a Delaware limited liability company (the “Purchaser Representative”) and Digital Ally, Inc., a Nevada corporation (the “Holder”).

WHEREAS, the Lock-Up Agreement (“Lock-Up Agreement”) was made and entered into as of June 1, 2023 in connection with the transactions contemplated by the Agreement and Plan of Merger made and entered into as of June 1, 2023, by and among the Purchaser, CL Merger Sub., a Nevada corporation and wholly-owned subsidiary of the Purchaser, the Purchaser Representative, Kustom Entertainment, Inc., a Nevada corporation (the “Company”) and the Holder;

WHEREAS, Section 2(h) of the Lock-Up Agreement provides that the Lock-Up Agreement may be amended by execution of a written instrument signed by the Purchaser, the Purchaser Representative and the Holder; and

WHEREAS, the Purchaser, the Purchaser Representative and the Holder desire to amend the Lock-Up Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.            Amendments to the Lock-Up Agreement.

Recitals. The third WHEREAS clause of the Lock-Up Agreement is hereby deleted in its entirety and replaced by the following:

“WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which (eighty percent (80%) of all securities received by the Holder as Merger Consideration in the Merger at the Closing, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted (the “Restricted Securities”), shall become subject to limitations on disposition as set forth herein.”

2.            No Other Modification. Except as specifically amended by the terms of this Amendment, all terms and conditions set forth in the Lock-Up Agreement shall remain in full force and effect, as applicable.

3.            Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any rule or principle that might refer the governance or construction of this Amendment to the Laws of another jurisdiction.

4.            Entire Agreement. This Amendment contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained therein and may not be contradicted by evidence of any alleged oral agreement. Capitalized terms used herein without definition shall have the same definition ascribed thereto in the Lock-Up Agreement.

5.            Further Assurances. Each party to this Amendment agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Amendment.

6.            Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument. Facsimile, .pdf and other electronic execution and delivery of this consent is legal, valid and binding for all purposes.

7.            Headings. The descriptive headings of the various provisions of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective for all purposes as of the date first above written.

The Purchaser:

CLOVER LEAF CAPITAL CORP.

By:	/s/ Felipe MacLean
Name:	Felipe MacLean
Title:	Chief Executive Officer

The Sponsor:

YNTEGRA CAPITAL INVESTMENTS, LLC,

By:	/s/ Felipe MacLean
Name:	Felipe MacLean
Title:	Chief Executive Officer

The Holder:

DIGITAL ALLY, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman and Chief Executive Officer

[Signature Page to Amendment to Lock-Up Agreement]